Exhibit 10(b)

INSURANCE POOLING AGREEMENT BETWEEN

ALFA MUTUAL INSURANCE COMPANY

AND

ALFA MUTUAL FIRE INSURANCE COMPANY

ALFA MUTUAL GENERAL INSURANCE COMPANY

ALFA INSURANCE CORPORATION

ALFA GENERAL INSURANCE CORPORATION

ALFA SPECIALTY INSURANCE CORPORATION

ALFA VISION INSURANCE CORPORATION

AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2005

AMENDED AND RESTATED

INSURANCE POOLING AGREEMENT

This Agreement is made by and between Alfa Mutual Insurance Company and certain of its associated companies signatory hereto by means of exhibits setting forth the interests and liabilities of the parties, attached hereto and made a part of this Agreement. Alfa Mutual Insurance Company is hereinafter referred to as “AMI”, and the remaining parties hereto are hereinafter referred to as the “Associate Companies” or as the “Associate Company,” as the context requires.

The purposes of the Pooling Agreement dated as of September 26, 1994, and as previously amended and restated through that certain Ninth Amendment to Insurance Pooling Agreement Effective as of January 1, 2004, and as further hereby amended and restated, shall be to effectuate a more efficient and economical method of operation for all participants hereto; to increase the solvency protection for policyholders and shareholders by increasing available surplus to draw on in the event of a large catastrophe; to increase geographic diversification, geographic expansion and risk selection; to increase access to external capital through the public equity, private equity and debt markets; to assist in the attraction, motivation and retention of employees; to increase accountability of directors, officers and employees; to spread and stabilize the writings of each participating company by providing for common risk sharing for underwriting operations and to accomplish other operational and financial goals that are deemed reasonable and desirable or are required by law.

AMI and each Associate Company signatory to the Pooling Agreement agree to honor the terms set forth herein as if this Agreement were solely between AMI and each such Associate Company. Balances payable to or recoverable from AMI and any such Associate Company shall not serve to offset any balances payable to or recoverable from any other Associate Company signatory to this Agreement. Reports and remittances between AMI and each Associate Company shall be in sufficient detail to identify the individual premium and loss obligation of each party to the other. The Associate Companies each hereby ratify, confirm and agree to all the terms and provisions of the Pooling Agreement, except as may be modified by this Agreement.

In consideration of their mutual agreements hereinafter set forth, the parties hereto agree as follows:

PART I

1.	Definitions

1.1	The “opening of business” as used herein means 12:01 a.m., January 1, 2005, or the time stated as the opening of business set forth on Exhibit I.

1.2

The “book of business then in force” as used herein means the net unearned premium liability of the ceding company, namely, the direct liability of the ceding company as evidenced by all outstanding policies of insurance naming the ceding company as insurer, (and including the reinsurance obligations of: (i) Alfa Mutual Fire Insurance Company resulting from the Quota Share Reinsurance Treaty with Virginia Mutual Insurance Company, (ii) Alfa Mutual Fire Insurance Company resulting from the Intercompany Fire Reinsurance Arrangement with AMI, and (iii) Alfa Vision Insurance Company resulting from arrangement with the Home State County Mutual Insurance Company, and including any and all participation in pools and associations relative to such business as required by the insurance regulatory authorities, but excluding any other policies of reinsurance assumed.

1.3	The word “net” as used herein shall mean net after giving effect to ceded reinsurance transactions, now in effect and those hereinafter identified in an Exhibit attached to this Agreement, with other insurers or reinsurers who are not a party to this Agreement (and including the intercompany reinsurance between AMI and Alfa Mutual Fire Insurance Company, the Quota Share Reinsurance Treaty with VMI, and the Home State County Mutual Insurance Company, each as described in Section 1.3(i), (ii) and (iii), directly above), and including any and all participation in pools and association relative to such business as required by insurance regulatory authorities.

1.4	“Premiums” as used herein shall include direct premiums written by each insurer including any premium finance fees applicable to such premiums, including reinsurance premiums assumed from Home State County Mutual Insurance Company in the State of Texas by Alfa Vision Insurance Corporation but excluding any reinsurance premiums assumed from other unassociated third party insurance companies.

1.5	The word “net expenses” means Loss Expenses incurred and all Other Underwriting Expenses incurred including all expense items that reflect Underwriting, as opposed to Investment Income and Expense, and excluding (i) Dividends to Policyholders, (ii) Federal and foreign income taxes, (iii) charitable contributions and all other strictly corporate expenses, and (iv) expenses applicable to the companies’ reinsurance assumed operations (except for certain expenses associated with reinsurance assumed from Home State County Mutual Insurance Company in the State of Texas by Alfa Vision Insurance Corporation and certain expenses associated with reinsurance assumed from Virginia Mutual Insurance Company by Alfa Mutual Fire Insurance Company). All Investment Income and Expenses, including premium tax credits earned from direct investments in marketable securities, partnerships, and/or limited liability entities, allocable to investment operations of the participating companies under generally recognized insurance accounting principles are not included and are not subject to this Agreement.

1.6	As to each party the declaration of dividends to policyholders of such party shall be the decision of such party’s board of directors and that decision shall be the sole decision of that party’s board of directors and shall be binding on that party’s underwriting results only.

1.7	A catastrophe event shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the coverage area of any pool participant to the extent that said individual losses occurred during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that in regard to windstorm, hail, tornado, hurricane, cyclone, and including ensuing collapse and water damage, the term catastrophe shall include only those losses sustained by the company occurring during any period 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state, but must exceed $1 million in aggregate. If the disaster, accident or loss event is of greater duration than 72 hours, then the catastrophe may be divided into two or more “loss occurrences” provided that the two periods do not overlap. It is further understood that losses arising from a combination of two or more perils which result from the same event shall be considered as having arisen from one catastrophe.

2.	General Provisions

2.1	This Agreement shall become effective as of the opening of business as herein defined.

2.2	In the event of the insolvency of any of the ceding companies, any claims for reinsurance hereunder shall be payable by the accepting companies on the basis of the liability of the ceding company under the contracts reinsured without diminution because of the insolvency of the ceding company.

2.3	It is the intent of the parties that each originating insurer shall maintain its separate responsibility for marketing its products, selecting its risks and settling its losses and the fortunes of each party as a reinsurer shall follow the fortunes of the originating insurer for its participation therein.

2.4	Nothing in this Agreement will or is intended to prevent any pool participant from purchasing one or more separate policies of reinsurance protecting its respective share of pool results. The costs and recoveries under such separate policies of reinsurance will not be pooled or otherwise covered by this Agreement.

2.5	Each of the parties acknowledges that the transactions contemplated by this Agreement are fair and reasonable and that each is able to perform its financial obligations hereunder.

PART II

1.	Ceding and Accepting the Book of Business Then in Force.

1.1	At the opening of business, the Associate Companies will cede and AMI will accept 100% of the Associate Companies’ book of business then in force as of the close of business. Each Associate Company shall pay to AMI its proportionate share of net unearned premium less commissions at the provisional rate of 20%. However, any payment due from each Associate Company under this Paragraph may be offset by any payment due to each applicable Associate Company under Paragraph 1.2 of this Part II below.

1.2	At the opening of business, AMI shall cede and each Associate Company will accept its proportionate share of unearned premiums on AMI’s book of business then in force as of the close of business including the book of business then in force accepted by AMI under Paragraph 1 of Part II above as set forth in Exhibit I attached hereto and made a part of this Agreement. In consideration for this assumption, AMI agrees to pay to the Associate Companies, as soon as practicable thereafter, their proportionate share of the combined net unearned premium reserves, less commissions at the provisional rate of 20% thereon, as shown on the books and records of AMI after its acceptance under Paragraph 1.1 of Part II above.

1.3	The 20% provisional commission rate to AMI ceded shall be applied to the cession of the book of business then in force and return commission on return premiums shall be allowed at the same rate.

1.4	The provisional commissions allowed in Part II shall be adjusted to the actual underwriting expense related to all premiums, losses and expenses covered by this Agreement earned and incurred through midnight, December 31, 2005.

1.5	At the opening of business, each party shall retain and be liable for outstanding net losses (including incurred but not reported losses) and liability for outstanding net expenses, and retain its interest in salvage and subrogation related to losses incurred, all as of the close of business.

1.6	The parties hereto may establish a committee of their respective boards of directors which shall be charged with the responsibility of determining questions which may arise under this Agreement.

PART III

1.	Ceding and Accepting Net Liability For Net Premiums Written On Or After The Opening of Business.

1.1	Commencing on the opening of business, the Associate Companies will cede and AMI will accept 100% of the net liabilities on all insurance thereafter written by the Associate Companies.

1.2	Commencing on the opening of business, AMI will cede and the Associate Companies will accept their proportionate share (as shown on Exhibit I) of the net liability on all insurance thereafter written by AMI, including the net liability on the business assumed by AM) under Paragraph 1.1 of this Part ill, shown on Exhibit I hereof.

1.3	The parties hereto agree that all net premiums, losses and expenses on all insurance written by AMI and assumed by it under Paragraph 1.1 of this Part III shall be prorated between the parties in their proportionate share shown on Exhibit 1.

1.4	Catastrophe losses, as defined in Part I, 1.8 above, shall be allocated between the participating companies in accordance with Exhibit II attached hereto. The allocation percentages for catastrophes will be annually reviewed by the participating companies. Updates to the catastrophe allocations will be reviewed taking into account the latest catastrophe return time estimates, for actual catastrophe frequency, updated relative surpluses of the member companies of the pool and such other information as may be relevant. Changes to the catastrophe allocations must be approved by the Pooling Committees and the Boards of Directors of the respective pool participant companies and must be formalized into an Exhibit II which will be substituted for the then existing Exhibit II to the Pooling Agreement as changes are required.

PART IV

1.	Accounting and Reporting

1.1	To the extent that transfers of non-cash assets may be required to effectuate the settlements herein provided, such transfers shall be made at fair market values as of the date such transfers are made.

1.2	Each participating Associate Company agrees to render to AMI and AMI agrees to render to the Associate Company a monthly accounting within thirty (30) days after the close of each month and the receiving companies shall have the opportunity for examination and audit, and any balance due shall be paid not later than thirty (30) days after the close of business of said month.

1.3	AMI agrees to pay to the Associate Company its respective participation of all premiums written by the companies after first deducting premiums on all Working Cover reinsurance ceded to reinsurers (other than the parties hereto). Similarly, it is further agreed that all losses, loss expense and other underwriting and administrative expenses (with the exceptions noted in Part II hereof) of the companies, less all losses and expenses recovered and recoverable under Working Cover reinsurance ceded to reinsurers (other than the parties hereto), shall be pro-rated between the parties on the basis of their respective participations as reflected in the aforesaid exhibit.

1.4	As promptly as possible after the effective date of this Agreement, AMI shall remit on a monthly basis any positive cash flow resulting from the combined book of business to each participating Associate Company its proportionate share of such positive cash flow.

1.5	It is the intent of this Agreement that its administration shall be accomplished by personnel on the payroll of AMI, and that each such employee is subject to the direction and control of the Board of Directors, Committees or authorized appointees of each party to this Agreement so far as the duties or activities of the personnel relate to the business or affairs of such party.

1.6	The parties hereto also agree each shall be credited with its proportionate share of salvage and subrogation (i.e. reimbursement obtained or recovery made by originating company, less actual cost of obtaining such reimbursements or making such recovery) on account of claims and settlements involving reinsurance hereunder.

2.	Commutation of Certain Pools

2.1

For good and valuable consideration, those certain pools identified as Pools 1, 2 and 3, being the “book of business then in force” from August 1, 1987 through December 31, 2001, as described in Insurance Pooling Agreement dated August 1, 1987; Insurance Pooling Agreement Restated as of October 1, 1994; and Second Amendment to Insurance Pooling Agreement dated October 1, 1996 (collectively, “Commutated Pooling Arrangements”), and as more particularly described on Exhibit III hereto, are hereby terminated as of the opening of business, January 1, 2005 and AMI shall be free from all further liability to any of the Associated

Companies with respect to the Commutated Pooling Arrangements, both parties being commutated of all of their respective rights, obligations and liabilities thereunder.

PART V

1.	Termination and Modifications

1.1	It is the intent of the parties that this Agreement shall continue in effect for an indeterminate period, it shall be subject to termination only by either mutual agreement of the parties in writing.

1.2	This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties and may be amended only by an agreement reduced to writing and signed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, duly authorized, as of January 24, 2005.

ATTEST:	ALFA MUTUAL INSURANCE COMPANY

/s/ H. Al Scott	By:	/s/ Jerry A. Newby

ALFA MUTUAL FIRE INSURANCE COMPANY

/s/ H. Al Scott	By:	/s/ Jerry A. Newby

ALFA MUTUAL GENERAL INSURANCE COMPANY

/s/ H. Al Scott	By:	/s/ Jerry A. Newby

ALFA INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby

ALFA GENERAL INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby

ALFA SPECIALTY INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby

ALFA VISION INSURANCE CORPORATION

/s/ H. Al Scott	By:	/s/ Jerry A. Newby

EXHIBIT I

ALFA INSURANCE COMPANIES INSURANCE POOLING AGREEMENT

Pool Participants	Pool Participation Effective January 1, 2005
Alfa Mutual Insurance Company	18%
Alfa Mutual Fire Insurance Company	13%
Alfa Mutual General Insurance Company	3%
Alfa Insurance Corporation	30%
Alfa General Insurance Corporation	30%
Alfa Specialty Insurance Corporation	1%
Alfa Vision Insurance Corporation	5%

Opening of Business: January 1, 2005

Date of Exhibit I: January 1, 2005

EXHIBIT II

ALFA INSURANCE GROUP

EXHIBIT II TO POOLING AGREEMENT AMENDMENT

ALLOCATIONS FOR CATASTROPHE

LOSSES AND RELATED EXPENSES

EFFECTIVE JANUARY 1, 2005

	Coinsurance Allocation
Cumulative Calendar Year Catastrophe Losses and Related Expenses	AIC, AGIC AVIC		AMI, AMF AMG, ASIC
Less than or equal to 17.9 million	65	%*	35	%*
between 17.9 million and 443.7 million	0%		100	%*
greater than or equal to 443.7 million	19	%**	81	%**

•	*AMI, AMF, AMG, ASIC, AIC, AGIC and AVIC% to be allocated according to each group’s relative pool percentages in effect.

•	Catastrophe losses are to be accumulated during each annual calendar period.

•	**AMI, AMF, AMG, ASIC, AIC, AGIC and AVIC% to be allocated according to each group’s relative surplus as reported in the preceding year-end annual statement.

Date of Exhibit II: January 1, 2005

EXHIBIT III

Pool Title	Starting Date	Ending Date	Commutation Date
Pool 1	08/01/1987	09/30/1994	01/01/2005

Pool 2	10/01/1994	09/30/1996	01/01/2005

Pool 3	10/1/1996	12/31/2000	01/01/2005

Date of Exhibit III January 1, 2005